EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
YEAR AND FOURTH QUARTER ENDED DECEMBER 31, 2006

Company provides guidance for first quarter 2007

Natick, MA (February 1, 2007) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the fourth quarter and full year ended December 31, 2006, as well as guidance for net sales and earnings per share for the first quarter of 2007.

Fourth Quarter 2006

Net sales for the fourth quarter of 2006 were $2.065 billion as compared to $1.540 billion for the fourth quarter of 2005.

Reported net income for the fourth quarter of 2006 was $277 million, or $0.19 per share, on approximately 1.5 billion weighted average shares outstanding. Reported results for the fourth quarter of 2006 included net special credits (after-tax) of $127 million, or approximately $0.09 per share, that consisted primarily of a $133 million one-time tax benefit for the reversal of tax accruals previously established for offshore unremitted earnings.

Reported net income for the fourth quarter of 2005 was $334 million, or $0.40 per share, on approximately 830 million weighted average shares outstanding.

Adjusted net income for the quarter, excluding net special credits and amortization and stock compensation expense, was $306 million, or $0.20 per share. Adjusted net income for the fourth quarter of 2005, excluding net special charges and amortization and stock compensation expense, was $373 million, or $0.45 per share. Operating cash flow for the fourth quarter of 2006 was approximately $365 million.

Full Year 2006

Net sales for the full year 2006 were $7.821 billion as compared to $6.283 billion in 2005.

Reported net loss for 2006 was $3.6 billion, or $2.81 per share, on approximately 1.3 billion

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weighted average shares outstanding. Reported results for 2006 included net special charges (after-tax) of approximately $4.5 billion, or approximately $3.55 per share, which consisted primarily of:

•	$4.2 billion non-cash charge for purchased in-process research and development costs related to the Guidant acquisition;

•	$169 million charge resulting from a purchase accounting adjustment associated with the step-up value of acquired Guidant inventory sold;

•	$143 million in other charges related primarily to the Guidant acquisition; and

•	$133 million credit associated with the reversal of tax accruals previously established for offshore unremitted earnings.

Reported net income for 2005 was $628 million, or $0.75 per share, on approximately 838 million weighted average shares outstanding. Reported results for 2005 included special charges (after-tax) of $894 million, or approximately $1.07 per share, which related primarily to a $598 million litigation settlement with Medinol, Ltd. and $267 million in purchased research and development related to 2005 acquisitions.

Adjusted net income for the year, excluding net special charges and amortization and stock compensation expense, was $1.4 billion, or $1.12 per share. Adjusted net income for 2005, excluding net special charges and amortization and stock compensation expense, was $1.6 billion, or $1.96 per share. Operating cash flow for 2006 approximated $1.8 billion. The 2006 operating results include the Company’s cardiac rhythm management and cardiac surgery businesses, which were acquired as part of Guidant on April 21, 2006.

Guidance for First Quarter 2007

For 2007, the Company has concluded that forecasting the rate of growth in the cardiac rhythm management market and the drug-eluting stent market will be difficult, given the events and volatility in both markets during 2006. Since these two markets are so significant to the Company’s forecasted results of operations in 2007, the Company believes it is appropriate to provide guidance only for the first quarter. The ranges for earnings set forth below are driven largely by market growth, mix of product sales and resulting gross margin rates.

The Company estimates net sales for the first quarter of 2007 of between $2.0 billion and $2.1 billion. Adjusted earnings per share, excluding net special charges and amortization and stock compensation expense are estimated to range between $0.15 and $0.21 per share. The Company estimates earnings per share on a GAAP basis of between $0.04 and $0.10 per share.

“The past year was a transforming one for Boston Scientific and its vision for the future,” said Jim Tobin, President and CEO of Boston Scientific.  “I want to thank our employees for all their hard work.  Over the past several years we have fundamentally diversified our company by

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entering the microelectronics device space through the acquisitions of Guidant and Advanced Bionics, two important growth engines.  As we look forward, we are confident the growth story at Boston Scientific will continue.”

Boston Scientific officials will be discussing these results with analysts on a conference call at 8:30 a.m. (ET) Thursday, February 1. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

This press release contains forward-looking statements. The Company wishes to caution the reader of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, risks associated with new product development and introduction, clinical trials, regulatory approvals, competitive offerings, intellectual property, litigation, integration of acquired companies, the Company’s overall business strategy, and other factors described in the Company’s filings with the Securities and Exchange Commission.

Use of non-GAAP Financial Information

To supplement Boston Scientific’s consolidated condensed financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain charges, including non-GAAP net income/loss and non-GAAP net income/loss per diluted share. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables below. In addition, an explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP.

CONTACT:	Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation	Dan Brennan 508-650-8538 (office) 617-459-2703 (mobile) Investor Relations Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31,
In millions, except per share data	2006	2005

Net sales	$2,065	$1,540
Cost of products sold	526	342
Gross profit	1,539	1,198

Selling, general and administrative expenses	758	468
Research and development expenses	267	174
Royalty expense	54	53
Amortization expense	174	38
Purchased research and development	2
	1,255	733
Operating income	284	465

Other income/(expense):
Interest expense	(144)	(32)
Other, net	29	5

Income before income taxes	169	438
Income tax (benefit)/expense	(108)	104

Net income	$277	$334

Net income per common share - assuming dilution	$0.19	$0.40

Weighted average shares outstanding - assuming dilution	1,493.6	829.6

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATION
(Unaudited)

NOTE - An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled “Use of Non-GAAP Financial Measures.”

	Three Months Ended		Three Months Ended
	December 31, 2006		December 31, 2005
In millions, except per share data	Net income	Impact per diluted share	Net income	Impact per diluted share
GAAP results	$277	$0.19	$334	$0.40
Non-GAAP adjustments:
Purchase accounting adjustments	(6)	(0.01)
Merger-related and other costs	23	0.02	6	0.01
Certain tax benefits	(144)	(0.10)
Amortization and stock compensation expense	156	0.10	33	0.04
Adjusted results	$306	$0.20	$373	$0.45

	Three Months Ended December 31,
	2006	2005

Purchase accounting adjustments:
Purchased research and development	$2
Step-up value of inventory sold (a)	(12)
	(10)
Income tax expense	4
Purchase accounting adjustments, net of tax	$(6)

Merger-related and other costs:
Integration costs (b)	$19
Fair-value adjustment for the sharing of proceeds feature of the Abbott stock purchase (c)	(5)
Business optimization charges (d)	19	$11
	$33	$11
Income tax benefit	(10)	(5)
Merger-related and other costs, net of tax	$23	$6

Amortization and stock compensation expense:
Amortization expense	$174	$38
Stock compensation expense (e)	24	6
	198	44
Income tax benefit	(42)	(11)
Amortization and stock compensation expense, net of tax	$156	$33

(a) Recorded to cost of products sold.
(b) Recorded $2 million to cost of products sold, $7 million to selling, general and administrative expenses, and $10 million to research and development expenses.
(c) Recorded to other, net.
(d) In 2006, recorded $19 million to selling, general and administrative expenses; in 2005, recorded $1 million to cost of products sold and $10 million to selling, general and administrative expenses.
(e) In 2006, recorded $3 million to cost of products sold, $15 million to selling, general and administrative expenses, and $6 million to research and development expenses; in 2005, recorded $6 million to selling, general and administrative expenses.

BOSTON SCIENTIFIC CORPORATION
GAAP RESULTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,
In millions, except per share data	2006	2005

Net sales	$7,821	$6,283
Cost of products sold	2,207	1,386
Gross profit	5,614	4,897

Selling, general and administrative expenses	2,675	1,814
Research and development expenses	1,008	680
Royalty expense	231	227
Amortization expense	530	152
Litigation-related charges		780
Purchased research and development	4,119	276
	8,563	3,929
Operating (loss)/income	(2,949)	968

Other income/(expense):
Interest expense	(435)	(90)
Other, net	(151)	13

(Loss)/income before income taxes	(3,535)	891
Income tax expense	42	263

Net (loss)/income	$(3,577)	$628

Net (loss)/income per common share - assuming dilution	$(2.81)	$0.75

Weighted average shares outstanding - assuming dilution	1,273.7	837.6

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATION
(Unaudited)

NOTE - An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled “Use of Non-GAAP Financial Measures.”

	Year Ended			Year Ended
	December 31, 2006			December 31, 2005
In millions, except per share data	Net income	Impact per diluted share		Net income	Impact per diluted share
GAAP results	$(3,577)	$(2.81)		$628	$0.75
Non-GAAP adjustments:
Purchase accounting adjustments	4,477	3.51		267	0.32
Merger-related and other costs	143	0.11	*	29	0.04
AAA program cancellation charges	(31)	(0.03	)*
Investment portfolio activity	81	0.06	*
Litigation-related charges				598	0.71
Certain tax benefits	(133)	(0.10	)*
Amortization and stock compensation expense	487	0.38	*	122	0.14
Adjusted results	$1,447	$1.12		$1,644	$1.96

* Calculated by assuming dilution from stock equivalents of 15.6 million.

	Year Ended December 31,
	2006	2005

Purchase accounting adjustments:
Purchased research and development	$4,186	$276
Step-up value of inventory sold (a)	267
	4,453	276
Income tax expense/(benefit)	24	(9)
Purchase accounting adjustments, net of tax	$4,477	$267

Merger-related and other costs:
Integration costs (b)	$61
Fair-value adjustment for the sharing of proceeds feature of the Abbott stock purchase (c)	95
Charitable donation (c)	5
CRM technology offering charge (a)	31
Certain retirement benefits (d)		$17
Business optimization charges (e)	19	39
	211	56
Income tax benefit	(68)	(27)
Merger-related and other costs, net of tax	$143	$29

AAA program cancellation charges:
Purchased research and development	$(67)
Facility costs and severance (f)	31
Amortization expense	23
	(13)
Income tax benefit	(18)
AAA program cancellation charges, net of tax	$(31)

Investment portfolio activity:
Investment portfolio activity (c)	$105
Income tax benefit	(24)
Investment portfolio activity, net of tax	$81

Litigation-related charges:
Litigation-related charges		$780
Income tax benefit		(182)
Litigation-related charges, net of tax		$598

Amortization and stock compensation expense:
Amortization expense	$507	$142
Stock compensation expense (g)	113	19
	620	161
Income tax benefit	(133)	(39)
Amortization and stock compensation expense, net of tax	$487	$122

(a) Recorded to cost of products sold.
(b) Recorded $2 million to cost of products sold, $46 million to selling, general and administrative expenses and $13 million to research and development expenses.
(c) Recorded to other, net.
(d) Recorded to selling, general and administrative expenses.
(e) In 2006, recorded $19 million to selling, general and administrative expenses; in 2005, recorded $1 million to cost of products sold, $21 million to selling, general and administrative expenses, $7 million to research and development expenses, and $10 million to amortization expense.
(f) Recorded to research and development expense.
(g) In 2006, recorded $15 million to cost of products sold, $74 million to selling, general and administrative expenses, and $24 million to research and development expenses; in 2005, recorded $19 million to selling, general and administrative expenses.

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
In millions	2006	2005

Assets
Current assets:
Cash, cash equivalents and short-term investments	$1,668	$848
Trade accounts receivable, net	1,424	932
Inventories	749	418
Deferred income taxes	583	152
Other current assets	477	281
	$4,901	$2,631

Property, plant and equipment, net	1,726	1,011
Intangible assets, net	23,636	3,735
Investments	596	594
Other assets	237	225
	$31,096	$8,196

Liabilities and Stockholders' Equity
Current liabilities:
Borrowings due within one year	$7	$156
Accounts payable and accrued expenses	2,067	1,229
Other current liabilities	556	94
	$2,630	$1,479

Long-term debt	8,895	1,864
Deferred income taxes	2,784	262
Other long-term liabilities	1,489	309

Stockholders' equity	15,298	4,282
	$31,096	$8,196

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
REGIONAL SUMMARY
(Unaudited)

	Three Months Ended
	December 31,		Change
			As Reported	Constant
In millions	2006	2005	Currency Basis	Currency Basis

DOMESTIC	$1,261	$928	36%	36%

Europe	427	290	47%	36%
Japan	163	139	17%	18%
Inter-Continental	214	183	17%	14%
INTERNATIONAL	804	612	31%	25%

WORLDWIDE	$2,065	$1,540	34%	32%

	Year Ended
	December 31,		Change
			As Reported	Constant
In millions	2006	2005	Currency Basis	Currency Basis

DOMESTIC	$4,840	$3,852	26%	26%

Europe	1,574	1,161	36%	34%
Japan	594	579	3%	8%
Inter-Continental	813	691	18%	16%
INTERNATIONAL	2,981	2,431	23%	22%

WORLDWIDE	$7,821	$6,283	24%	24%

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
DIVISIONAL SUMMARY
(Unaudited)

	Three Months Ended
	December 31,		Change
			As Reported	Constant
In millions	2006	2005	Currency Basis	Currency Basis

Interventional Cardiology	$831	$892	(7%)	(9%)
Peripheral Interventions/Vascular Surgery	160	178	(10%)	(12%)
Electrophysiology	35	35	0%	(2%)
Neurovascular	83	71	17%	14%
Cardiac Surgery	49
Cardiac Rhythm Management	489
CARDIOVASCULAR	1,647	1,176	40%	37%

Oncology	55	53	4%	3%
Endoscopy	198	178	11%	9%
Urology	98	86	14%	14%
ENDOSURGERY	351	317	11%	9%

NEUROMODULATION	67	47	43%	41%

WORLDWIDE	$2,065	$1,540	34%	32%

	Year Ended
	December 31,		Change
			As Reported	Constant
In millions	2006	2005	Currency Basis	Currency Basis

Interventional Cardiology	$3,612	$3,783	(5%)	(5%)
Peripheral Interventions/Vascular Surgery	666	715	(7%)	(7%)
Electrophysiology	134	132	2%	2%
Neurovascular	326	277	18%	18%
Cardiac Surgery	132
Cardiac Rhythm Management	1,371
CARDIOVASCULAR	6,241	4,907	27%	27%

Oncology	221	207	7%	7%
Endoscopy	754	697	8%	9%
Urology	371	324	15%	15%
ENDOSURGERY	1,346	1,228	10%	10%

NEUROMODULATION	234	148	58%	58%

WORLDWIDE	$7,821	$6,283	24%	24%

BOSTON SCIENTIFIC CORPORATION
Non-GAAP Constant Currency - Net Sales Reconciliation (Unaudited)

	Three Months Ended December 31, 2006			Year Ended December 31, 2006
	As Reported Currency Basis	Impact of Foreign Currency	Constant Currency Basis	As Reported Currency Basis	Impact of Foreign Currency	Constant Currency Basis
In millions

DOMESTIC	$1,261		$1,261	$4,840		$4,840

Europe	427	$(32)	395	1,574	$(21)	1,553
Japan	163	1	164	594	30	624
Inter-Continental	214	(6)	208	813	(13)	800
INTERNATIONAL	804	(37)	767	2,981	(4)	2,977

WORLDWIDE	$2,065	$(37)	$2,028	$7,821	$(4)	$7,817

	Three Months Ended December 31, 2006			Year Ended December 31, 2006
	As Reported Currency Basis	Impact of Foreign Currency	Constant Currency Basis	As Reported Currency Basis	Impact of Foreign Currency	Constant Currency Basis
In millions

Interventional Cardiology	$831	$(17)	$814	$3,612	$(5)	$3,607
Peripheral Interventions/Vascular Surgery	160	(4)	156	666	1	667
Electrophysiology	35	(1)	34	134	1	135
Neurovascular	83	(2)	81	326	1	327
Cardiac Surgery	49		49	132		132
Cardiac Rhythm Management	489	(7)	482	1,371	(5)	1,366
CARDIOVASCULAR	1,647	(31)	1,616	6,241	(7)	6,234

Oncology	55	(1)	54	221	1	222
Endoscopy	198	(4)	194	754	2	756
Urology	98		98	371	1	372
ENDOSURGERY	351	(5)	346	1,346	4	1,350

NEUROMODULATION	67	(1)	66	234	(1)	233

WORLDWIDE	$2,065	$(37)	$2,028	$7,821	$(4)	$7,817

Actual calculation of changes in net sales on a constant currency basis may differ slightly due to rounding of amounts in the tables above.

NOTE - An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled “Use of Non-GAAP Financial Measures.”

BOSTON SCIENTIFIC CORPORATION
Estimated Q1 2007 Non-GAAP Net Income per Share Reconciliation (Unaudited)

	Net Income per Share - Assuming Dilution
	Q1 Low	Q1 High

GAAP estimated results	$0.04	$0.10

Estimated net Guidant integration charges	0.01	0.01
Estimated amortization and stock compensation expense	0.10	0.10

Adjusted estimated results	$0.15	$0.21

NOTE - An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled “Use of Non-GAAP Financial Measures.”

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s consolidated condensed financial statements presented on a GAAP basis, the Company discloses and forecasts certain non-GAAP measures that exclude certain charges, including non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per diluted share is GAAP net income per diluted share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure is included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the preceding tables.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, following the Company’s acquisition of Guidant, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying business to generate cash and pay down debt. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for 2006 and 2005, as well as reasons for excluding each of these individual items:

• Purchase accounting adjustments - For 2006, these adjustments primarily consisted of purchased research and development attributable to the Guidant acquisition and the step-up value of acquired Guidant inventory sold during the period. For 2005, these adjustments primarily consisted of purchased research and development attributable to the Company's 2005 acquisitions. Purchased research and development is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Following the Company’s acquisition of Guidant, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of purchased research and development from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. The step-up value of acquired inventory is a cost directly attributable to the Guidant acquisition and is not indicative of the Company’s on-going operations, or on-going cost of products sold. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

• Merger-related and other costs - For 2006, these adjustments primarily consisted of integration costs associated with the Guidant acquisition that are non-capitalized expenses, the fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase, a CRM technology offering charge to make available the Latitude® Patient Management System, and costs that resulted from certain business optimization initiatives. For 2005, these adjustments primarily consisted of asset write-downs and employee-related costs that resulted from certain business optimization initiatives and a one-time accounting adjustment associated with certain retirement benefits. The integration costs associated with the Guidant acquisition do not reflect expected future operating expenses. The fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase is not indicative of the Company’s on-going operations and is not used by management to assess the Company’s performance, or compare the Company’s performance to prior periods. The CRM technology offering charge represents a one-time cost associated with making this technology available to existing patients and the cost is not indicative of future expenses associated with the technology. The business optimization costs and one-time accounting adjustment associated with certain retirement benefits do not reflect expected future operating expenses and Boston Scientific management excludes them in assessing current operating performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

• AAA program cancellation charges - These adjustments primarily consisted of a credit to purchased research and development, facility and severance costs associated with the program termination, and amortization expense associated with an impairment charge on the remaining intangible assets. Purchased research and development is a non-cash item and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Following the Company’s acquisition of Guidant, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of purchased research and development from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. The facility and severance costs do not reflect expected future operating expenses and Boston Scientific management excludes them in assessing current operating performance. The charge associated with the write-off of the related intangible assets is a non-cash charge and is not reflective of future operating performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

• Investment portfolio activity - These adjustments represent investment write-downs to reflect other-than-temporary declines in the fair value of certain of the Company’s strategic alliances. Investment write-downs are highly variable and difficult to predict. In addition, investment write-downs are non-cash charges and do not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Following the Company’s acquisition of Guidant, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of these impairment charges from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

• Litigation-related charges - These charges primarily consisted of a litigation settlement with Medinol, Ltd. This settlement represented the largest one of its kind in the Company’s history and was the most significant item impacting the Company’s operating results for 2005. Accordingly, management excluded this charge for purposes of calculating these non-GAAP measures to assess the Company’s performance and to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

• Certain tax benefits - These adjustments relate primarily to the reversal of tax accruals previously established for offshore earnings and a retroactive benefit associated with the recently approved research and development credit. These adjustments are highly variable and difficult to predict. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and comparison to the Company's past operating performance.

• Amortization and stock compensation expense - The amount of amortization and stock compensation expense vary based on decisions made at the corporate level and the expenses are not necessarily reflective of operating performance. In addition, amortization and stock compensation expense are non-cash charges and do not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Further, following the Company’s acquisition of Guidant, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of stock compensation and amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization and stock compensation expense are excluded from management’s assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

• Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations relying on these non-GAAP financial measures are:

• Items such as purchased research and development, the step-up value of acquired Guidant inventory, the impairment of certain of the Company's investments and the fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase reflect economic costs to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

• Items such as Guidant integration costs, employee-related costs associated with certain business optimization initiatives, certain retirement benefits, the CRM technology charge, certain tax benefits, and litigation-related charges that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

• Items such as amortization of purchased intangible assets, though not directly affecting Boston Scientific’s cash flow position, represent a reduction in value of intangible assets over time. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full economic effect of the reduction in value of those intangible assets.

• Items such as stock compensation expense, though not directly affecting the Company’s cash flow position, represent compensation cost under GAAP. Stock compensation expense is not included in non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full economic cost of compensating employees.

• Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

• Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that providing non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors with greater transparency to the information used by Boston Scientific management in its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Boston Scientific’s operating performance with the performance of other companies in its industry that supplement their GAAP results with non-GAAP financial measures.